*** Certain information has been excluded from this amendment because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
Exhibit 10.1
Addendum for Auto Loans
And
Amendment No. 2 to Second Amended and Restated Promotion Agreement
This Addendum For auto Loans and Amendment No. 2 to the Second Amended and Restated Promotion Agreement (together, this “Addendum”) is made effective as of August 9, 2022 (the “Effective Date”) by and between Credit Karma Offers, Inc. (“Credit Karma” or “Company”), and Upstart Network, Inc. (“Advertiser”), and together with Credit Karma, the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Existing Agreement (as defined below).
Whereas, Credit Karma and Advertiser entered into that certain Second Amended and Restated Promotion Agreement dated November 6, 2020, including all addenda and amendments thereto (“Existing Agreement”);
Whereas, Section 13.4 of the Existing Agreement provides that it may be modified by a writing signed by an authorized signatory of each party;
Whereas, the Existing Agreement governs the terms by which Credit Karma may display offers of Advertiser’s personal loan products to Company Customers, and the parties now wish to amend and supplement the Agreement to include Advertiser’s auto refinance loan products (each, an “Auto Loan”);
Whereas, the Parties desire to set forth in this Addendum the Parties’ obligations with respect to the fee structure and related terms for Auto Loans.
Now, therefore, in consideration of the promises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Amendments:
a.Section 1.19 of the Existing Agreement is hereby amended to read as follows:
“1.19. “Promotion” means Company’s displaying of the Advertiser Products directly related to either a personal loan product or an auto refinance loan product, in each case to Company Customers.”
2.Definitions:
b.“Auto Loan Application” means a loan application for an auto refinance that is completed and submitted by a Company Customer on the Advertiser Website.
c.“Funded Auto Loan” means an auto loan to a Company Customer resulting from an Auto Loan Application that was submitted (a) after clicking (or otherwise affirmatively acting) on an auto loan Promotion and (b) within thirty (30) days following Company Customer’s click (or other affirmative act) of the applicable auto refinance loan Promotion.
d.“Invoice Period” means a full calendar month beginning on the first day of each calendar month and ending on the last day of the same calendar month (e.g. January 1 to January 31).
3.Marketing Fees. Marketing Fees payable by Advertiser to Company for each Funded Auto Loan shall be calculated according to the following schedule:
e.For less than 1,000 Funded Auto Loans issued by Advertiser during an Invoice Period, the Marketing Fee per Funded Auto Loan shall be [***].
f.For 1,000 or more Funded Auto Loans issued by Advertiser during an Invoice Period, the Marketing Fee per Funded Auto Loan shall be [***].

4.Notice. [***] For the purposes of this Exhibit A, notice shall be deemed given twenty-four (24) hours from the time any such electronic mail communication was sent.
5.Restrictions. No Marketing Fee shall be due for any Funded Auto Loan for a resident of Massachusetts where (i) the amount of the Funded Auto Loan is $6,500.00 or less; and (ii) the Funded Auto Loan has an APR of 23.00% or more. For clarification, Advertiser must report these Funded Auto Loans to Credit Karma as set forth herein, and a $0.00 Marketing Fee shall be applied.
6.Reporting. Advertiser will deliver to Credit Karma a daily, rolling historical report detailing certain user-level data at minimum to include fields specified in Exhibit A hereto, and to the extent Advertiser can reasonably gather and share such data, regarding the performance of the applicable Advertiser Products. The form of such reports shall be mutually agreed upon by the parties in advance. Advertiser may share additional reporting on a weekly or monthly basis via ad hoc reporting files or other means, outside the daily rolling historical report. Requested changes to this reporting (either content or cadence) must be agreed upon by both Parties in advance (email shall suffice). In each case, user-level reporting shall be tied to the unique identification number which Credit Karma shall append to each Advertiser offer link. To the extent either Party reasonably determines that the sharing of any such information does not comply with applicable law, then the Parties agree to negotiate in good faith to share such other information that is legally permitted to achieve the anticipated practical benefits intended by the information sharing.
7.Record Retention. Advertiser shall maintain the Loan Records related to Funded Auto Loans under this Addendum for at least the same period of time as Advertiser maintains Loan Records for any other loans funded in its normal course of business, but in no case less than the period of time required by applicable law. Where Credit Karma is required to provide Loan Records for Funded Auto Loans to a government regulator and Credit Karma is not already in possession of such Loan Records, Advertiser agrees, upon reasonable notice from Credit Karma, to reasonably cooperate with Credit Karma in providing such Loan Records to the government regulators.
8.Limited Effect. Except as expressly provided in this Addendum, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement will mean and be a reference to the Existing Agreement as amended by this Addendum.
9.Miscellaneous. This Addendum is governed by, and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State. The headings in this Addendum are for reference only and do not affect the interpretation of this Addendum. This Addendum may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Addendum electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Addendum. This Addendum constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

In Witness Whereof, each Party has caused this Addendum to be signed by its duly authorized officer as of the Effective Date.

ADVERTISER CORPORATION	CREDIT KARMA OFFERS, INC.
By: /s/ Ada Ortega	By: /s/ Gurpreet Singh
Name: Ada Ortega	Name: Gurpreet Singh
Title: Head of Procurement	Title: General Manager, Auto Loans
Date: August 22, 2022	Date: August 22, 2022

EXHIBIT A

Field Name	Format	If Applicable	Formatted Example*
SourceEventId	STRING/INTEGER	Application ID, if applicable	5246073
CK tracking ID	STRING/INTEGER		37795000000
applicationDate	DATE: yyyy-MM-dd		2021-12-31
approvalDate	DATE: yyyy-MM-dd		2021-12-31
listedDate	DATE: yyyy-MM-dd	if applicable	2021-12-31
fundedDate	DATE: yyyy-MM-dd		2021-12-31
isConversion	BINARY: 0 or 1		1
amountApplied	NUMBER		13720.07
amountApproved	NUMBER		13720.07
amountListed	NUMBER	if applicable	13720.07
amountFunded	NUMBER		13720.07
termApplied	INTEGER		48
termApproved	INTEGER		48
termListed	INTEGER	if applicable	48
termFunded	INTEGER		48
rateApplied	NUMBER		11.46
rateApproved	NUMBER		11.46
rateListed	NUMBER	if applicable	11.46
rateFunded	NUMBER		11.46
Make	STRING		JEEP
Model	STRING		RENEGADE
ModelYear	INTEGER		2015
Mileage	INTEGER		54248
trim	STRING		UTILITY 4D LATITUDE 4WD
Income	NUMBER		140000
ltv	NUMBER		71
state	STRING		GA
loanType	STRING	if applicable	Refinance
lbModelNumber	STRING	LB only	30029
LB Pricing Indicator	BINARY: 0 or 1	LB only, if applicable	1
lbOfferBadge	STRING	LB only	os
*For avoidance of doubt, the rightmost column of this Exhibit A is for illustrative purposes only.